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                                                                     EXHIBIT 4.2


                            SEAGATE TECHNOLOGY, INC.

                            CONNER PERIPHERALS, INC.

                            1995 DIRECTOR STOCK PLAN


     1. ASSUMPTION OF THE PLAN. Pursuant to that certain Agreement and Plan of Reorganization dated as of October 3, 1995 (the "Reorganization Agreement"), by and among Seagate Technology, Inc. ("Seagate"), a Delaware corporation, Conner Peripherals, Inc. ("Conner"), a Delaware corporation and wholly-owned subsidiary of Seagate, and Athena Acquisition Corporation ("Athena"), a Delaware corporation and wholly-owned subsidiary of Seagate, Seagate assumed the obligations of Conner under the Conner Peripherals, Inc. - 1995 Director Stock Plan (the "Assumed Plan"). This Plan hereby amends and restates the Assumed Plan to reflect such assumption by Seagate. Following consummation of the merger of Athena with and into Conner, no new awards shall be granted hereunder.


     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a)  "BOARD" means the Board of Directors of the Company.

          (b)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (c)  "COMMON STOCK" means the Common Stock of Seagate.

          (d)  "COMPANY" means Conner.

          (e) "CONTINUOUS STATUS AS A DIRECTOR" means the absence of any interruption or termination of service as a Director.

          (f)  "DIRECTOR" means a member of the Board.

          (g) "EMPLOYEE" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (i) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were
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reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

                   (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (j)  "OPTION" means a stock option granted pursuant to the Plan.

          (k)  "OPTIONED STOCK" means the Common Stock subject to an Option.

          (l)  "OPTIONEE"  means an Outside Director who receives an Option.

          (m)  "OUTSIDE DIRECTOR" means a Director who is not an Employee.

          (n) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (o)  "PLAN" means this 1995 Director Stock Plan.

          (p) "PURCHASER" means an Outside Director who purchases Restricted Stock.

          (q) "RESTRICTED STOCK" means Shares granted to and purchased by Outside Directors in accordance with Section 5(c) of the Plan.

          (r) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as interpreted by the Securities and Exchange Commission.

          (s) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (t) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be sold under the Plan is 132,600 or such lesser number of Shares of Common Stock as are subject to Options under the Plan on the date the merger of


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Athena with and into Conner is consummated as contemplated by the Reorganization
Agreement (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). If Shares are forfeited to the Company pursuant to a Restricted Stock agreement, such Shares shall be returned to the Plan and shall become available for reissuance under the Plan, unless the Plan shall have been terminated. However, such Shares shall not return to the Plan if the persons to whom they were originally issued receive the benefits of ownership of such Shares (other than voting), as such concept is interpreted from time to time by the Securities and Exchange Commission in the context of Rule 16b-3.

     4. ELIGIBILITY. Options and Restricted Stock awards may be granted only to Outside Directors. All Options and Restricted Stock awards shall be automatically granted in accordance with the terms set forth in Section 5 hereof. The Plan shall not confer upon any Optionee or Purchaser any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

     5.   ADMINISTRATION AND GRANTS UNDER THE PLAN.

          (a) PROCEDURE FOR GRANTS. The provisions set forth in this Section 5 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options and Restricted Stock to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (b)  OPTION GRANTS.

                    (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

                   (ii) Upon the effective date of this Plan, each person who is then an Outside Director shall be automatically granted an Option to purchase 14,000 Shares (as adjusted in accordance with Section 11). Each Outside Director who first becomes an Outside Director after the effective date of this Plan (other than a person who was previously a Director) shall be automatically granted an Option to purchase 30,000 Shares (as adjusted in accordance with Section 11) on the date on which such person becomes an Outside Director.

                  (iii) On the first day of each fiscal year of the Company occurring after the effective date of this Plan, each Outside Director shall be automatically granted an Option to purchase


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10,000 Shares (as adjusted in accordance with Section 11) (a "Subsequent
Option"), provided that at the date of grant of each Subsequent Option such person is an Outside Director; and provided further, that sufficient shares are available under the Plan for the grant of such Subsequent Option.

                   (iv) The terms of an Option granted hereunder shall be as follows:

                         (1)  the term of the Option shall be five (5) years;

                         (2) the exercise price per share of Common Stock shall be 100% of the Fair Market Value on the date of grant of the Option;

                         (3) Options granted hereunder shall become exercisable in installments cumulatively with respect to 1/36 of the Shares subject to the Option (or 1/36 of the Shares subject to the Option as increased or decreased as provided in Section 11 hereof) on the first day of each month following the date of the grant;

                    (v) Options shall be evidenced by written Option agreements in such form as the Board shall approve.

          (c)  RESTRICTED STOCK AWARDS.

                    (i) No person shall have any discretion to select which Outside Directors shall receive Restricted Stock awards or to determine the number of Shares to be covered by Restricted Stock awarded to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive a Restricted Stock award under this Plan.

                   (ii) Each Outside Director shall automatically receive a Restricted Stock award of 5,000 Shares of Common Stock (as adjusted in accordance with Section 11) on the later of the effective date of this Plan or the date on which such person first becomes an Outside Director (other than a person who previously was a Director).

                  (iii) On the first day of each fiscal year of the Company occurring after the effective date of this Plan, each Outside Director shall automatically receive a Restricted Stock award of 1,000 Shares (as adjusted in accordance with Section 11) (a "Subsequent Restricted Stock Award"), provided that on the date of grant of each Subsequent Restricted Stock Award such person is an Outside Director; and provided further that sufficient shares are available under the Plan for the grant of such Subsequent Restricted Stock Award.

                   (iv) The terms of a Restricted Stock award granted hereunder shall be as follows:

                         (1)  the purchase price shall be $.001 per Share (the
par value of the Company's Common Stock);


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                         (2)  Restricted Stock shall vest as to 33% of the
aggregate number of Shares awarded on the first anniversary of the award date, as to an additional 33% of the aggregate number of Shares awarded on the second anniversary of the award date, and as to the remaining 34% of the aggregate number of Shares awarded on the third anniversary of the award date; provided that, if an Outside Director's Continuous Status as a Director terminates as the result of the Director's death or total and permanent disability (as defined in Section 22(c)(3) of the Code), the Director's Restricted Stock shall become fully vested as of the date of death or termination as the result of disability.

     6. TERM OF PLAN. The Plan shall become effective upon the later to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

     7. FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option or upon purchase of Restricted Stock, including the method of payment, shall consist of cash or check and, in the case of Options only, (i) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (ii) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of an Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or
(iii) any combination of the foregoing methods of payment.

     8.   EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 5(b) hereof.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.


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          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) RULE 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

          (c) TERMINATION OF CONTINUOUS STATUS AS A DIRECTOR. In the event an Optionee's Continuous Status as a Director terminates for any reason, including by reason of the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee (or, in the case of death, the Optionee's estate or the person who acquired the right to exercise the Option) may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its five (5) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9.   RESTRICTED STOCK.

          (a) PROCEDURE FOR PURCHASE. Following an award of Restricted Stock to an Outside Director in accordance with Section 5(c), the Board shall notify the offeree in writing of the terms, conditions and restrictions relating to the offer, and the offeree shall have ninety (90) days within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in such form as the Board shall approve.

          (b) RIGHTS AS A STOCKHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing Restricted Stock, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to purchased Shares. A share certificate for the number of shares of Restricted Stock purchased shall be issued to the Purchaser as soon as practicable after purchase of the Restricted Stock. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

          (c) TERMINATION OF CONTINUOUS STATUS AS A DIRECTOR. In the event a Purchaser's Continuous Status as a Director terminates (other than by reason of the Purchaser's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), Restricted Stock shall be forfeited by the Purchaser without any consideration therefor.


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          (d)  SHARES AVAILABLE UNDER THE PLAN.  Except as otherwise provided in
Section 3 hereof, a purchase of Restricted Stock as provided hereunder shall result in a decrease in the number of Shares that thereafter shall be available under the Plan, by the number of Shares of Restricted Stock purchased.

          (e) RULE 16b-3. Restricted Stock awards to Outside Directors must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     10. NON-TRANSFERABILITY OF OPTIONS AND RESTRICTED STOCK AWARDS. Options and Restricted Stock awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option and Restricted Stock award, the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Restricted Stock awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or repurchase or forfeiture of Restricted Stock, as well as the price per Share covered by each such outstanding Option, as applicable, and the number of Shares issuable pursuant to the automatic grant provisions of Section 5 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin off, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Restricted Stock award.

          (b) DISSOLUTION OR LIQUIDATION. In the case of Options or Restricted Stock awarded to Outside Directors pursuant to Sections 5(b) and 5(c), respectively, in the event of a proposed dissolution or liquidation of the Company, such Options and Restricted Stock shall become fully vested and, in the case of Options, fully exercisable, including as to Shares as to which it would not otherwise be exercisable. To the extent an Option or Restricted Stock award remains unexercised at the time of the dissolution or liquidation, the Option or Restricted Stock award shall terminate.


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          (c)  MERGER OR ASSET SALE.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, then, subject to Section 11(d) below, (i) each outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable, and (ii) Restricted Stock shall become fully vested. If an Option becomes fully vested in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

          (d) CERTAIN BUSINESS COMBINATIONS. In the event it is determined by the Board, upon receipt of a written opinion of the Company's independent public accountants, that the enforcement of Section 11(c) hereof, which provides for the acceleration of vesting of Options and Restricted Stock, would preclude accounting for any proposed business combination of the Company as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then such Section shall be null and void. In the event that Section 11(c) is thereby rendered null and void, then outstanding Options and Restricted Stock shall be assumed or an equivalent option or restricted stock award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

     12.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. Except as set forth in Section 5, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee or Purchaser under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options or Restricted Stock already granted and such Options and Restricted Stock shall remain in full force and effect as if this Plan had not been amended or terminated.

     13. TIME OF GRANTING OPTIONS OR RESTRICTED STOCK AWARDS. The date of grant of an Option or Restricted Stock award shall, for all purposes, be the date determined in accordance with Sections 5(b) and (c) hereof, respectively.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to a Restricted Stock award or the exercise of an Option unless such award or exercise and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.


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          As a condition to the purchase of Restricted Stock or exercise of an
Option, the Company may require the Purchaser or the person exercising such Option to represent and warrant at the time of any such purchase or exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company at its April 25, 1995 meeting of shareholders. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.


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